EXHIBIT 10.4

PENNYMAC FINANCIAL SERVICES, INC.
2022 EQUITY INCENTIVE PLAN

PERFORMANCE BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (THE “AGREEMENT”) is dated as of the Grant Date, between PennyMac Financial Services, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified in the table below (the “Recipient”).

Recipient

Grant Date

Number of RSUs

Performance Period

1.Grant of Restricted Stock Units. Subject to the terms and conditions of this Agreement and the Company’s 2022 Equity Incentive Plan, as the same may be amended, modified, supplemented or interpreted from time to time (the “Plan”), including without limitation the vesting provisions set forth in Section 2, the Company hereby grants to the Recipient, with effect as of the Grant Date specified above, the above indicated number of restricted stock units (the “RSUs”) to obtain for each RSU that is subject to vesting based on the satisfaction of performance components, one fully paid and nonassessable share of Common Stock, par value $0.0001 per share, in the Company (the “Stock”) if (a) the Variance to Target is 0% for performance components 1 and 2, and (b) the Rating is 4 for performance component 3, all as set forth on Exhibit A attached hereto, or such greater number (up to a maximum of 3.0 shares of Stock) or lesser number as is obtained by applying the sliding scale percentage factors that are to be applied to the various performance components as set forth on such Exhibit A.
2.Vesting and Settlement.
2.1The RSUs are subject to cumulative achievement of goals based on the following performance components: (1) the Company’s Return on Equity, (2) the Company’s Leverage Ratio, and (3) the Recipient’s Individual Effectiveness, in the amounts and each as further described in Exhibit A attached hereto. The RSUs shall vest in a lump sum on the date the Committee determines that the goals based on the performance components have been satisfied, subject to the Recipient’s continued employment or service with the Company and/or its Affiliates through such determination date. The Recipient’s satisfaction of goals based on performance components shall be determined by the Committee in its sole discretion. The shares of Stock earned as such RSUs vest will be transferred or issued to the Recipient (or his or her estate, in the event of his or her death) promptly after the vesting date, but in any event not later than the 15th day of the third month following the end of the calendar year in which such RSUs become vested. Notwithstanding anything to the contrary in this Agreement, if any settlement of RSUs would otherwise result in the issuance of a fractional share to the Recipient after aggregating all shares and fractional shares to be issued to the Recipient in connection with such settlement, then any such final fractional share shall be eliminated and the Company shall pay to the Recipient, in lieu thereof, cash in an amount equal to (i) the average closing price of a share of Stock during the 10 most recent trading days prior to the date of issuance of the other shares issued in settlement of such RSU, multiplied by (ii) such fractional amount.
2.2Until the RSUs vest and are issued pursuant to the terms of this Agreement, the Recipient shall have no voting or other ownership rights in the Company arising from the award of RSUs under this Agreement prior to the delivery of the shares of Stock upon the vesting of the RSUs underlying the award and delivery of the shares of Stock in settlement thereof.
2.3If cash dividends are declared by the Company’s Board of Directors on the Stock on or after the Grant Date and prior to the settlement of the RSU, cash dividend equivalents (the “Dividend Equivalents”) shall accrue on the shares of Stock underlying RSUs, which Dividend Equivalents shall be subject to vesting and forfeiture on the same terms and conditions as the underlying RSUs. Such Dividend Equivalents will be in an amount of cash per RSU equal to the cash dividend paid with respect to a share of outstanding Stock and shall accrue to the Recipient on the record date of the applicable dividend. The Dividend Equivalents accrued prior to the settlement date of each RSU will be paid to the Recipient with respect to all vested RSUs as soon as administratively feasible after each settlement date (but in no event later than 45 days following each respective settlement date). The Dividend Equivalents accrued on shares of Stock underlying RSUs that do not vest and are forfeited shall be automatically forfeited without notice for no consideration on the date such RSU is forfeited.
2.4The Recipient’s name shall be entered as the stockholder of record on the books and records of the transfer agent for the Company with respect to the Stock issuable pursuant to Section 2.1 only upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements of this Agreement and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Recipient. Notwithstanding anything to the contrary in this Agreement, no Stock shall be issued in settlement of vested RSUs if the issuance of such shares would constitute a violation of any applicable federal or state securities law or other law or regulation. As a condition to the issuance of Stock to the Recipient pursuant to Section 2.1, the Company may require the Recipient to make any representation or warranty to the Company at the time vested Stock becomes issuable to the Recipient as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. Accordingly, the stock certificates for the Stock issued pursuant to this Award may bear appropriate legends restricting the transfer of the Stock.
3.Effect of Termination. Unless otherwise expressly provided herein, no RSUs shall vest following the date of the voluntary or involuntary termination of the Recipient’s employment or service with the Company and/or its Affiliates, for any or no reason whatsoever (the Recipient’s “Termination Date”); moreover, military or sick leave shall be deemed a termination of employment or service only if it exceeds the longer of 90 days or the period during which the Recipient’s reemployment rights, if any, are guaranteed by statute or by contract. As of the Recipient’s Termination Date, unless otherwise expressly provided herein, all of the then unvested RSUs and the corresponding Dividend Equivalents shall be forfeited by the Recipient or any transferee.
3.1Termination of Employment Due to Retirement. Prior to the vesting and settlement of the RSUs, (i) if the Recipient’s employment or service with the Company and/or its Affiliates is terminated due to Retirement (as defined below) and the Company does not have grounds to terminate Recipient’s employment or service for Cause (as defined below), and (ii) provided the Recipient has executed and continues to comply with the terms of the Retirement and Equity Award Vesting Agreement in a form provided to the Recipient by the Company, then the Recipient’s RSUs shall be eligible to continue to vest after the Retirement Date in accordance with the original terms of such RSUs. “Retirement” shall mean voluntary termination of employment after the age of sixty (60) with at least ten (10) years of combined service to the Company and/or any of its subsidiaries; provided, however, that if the Recipient elects to terminate employment in connection with a Retirement, the Recipient must provide the Company with a minimum of (x) six (6) months prior written notice of such Retirement if such Recipient’s title is at the senior vice president level and above, or (y) three (3) months prior written notice of such Retirement if such Recipient’s title is at the first vice president level and below. “Cause” shall mean (i) Recipient’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) Recipient’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) Recipient’s failure to perform Recipient’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to Recipient by the Company; (iv) Recipient’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; or (v) Recipient’s material violation of any provision of any agreement(s) between Recipient and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions
3.2Termination of Employment Due to Death. If, prior to vesting and settlement of the RSUs, the Recipient’s employment or service with the Company and/or its Affiliates is terminated due to his/her death and the Company did not have grounds to terminate Recipient’s employment or service for Cause at the time of death, then the Recipient’s RSUs shall vest and be settled in a number of shares of Stock based on the Company’s cumulative performance achievement during the performance period and through the most recent fiscal quarter end and not to exceed 100% payout if such termination due to death occurs prior to the end of the performance period (pro-rated based on (A) the number of full months of the Recipient’s employment from the beginning of the performance period through the date of termination due to death divided by (B) the total number of months in the performance period); provided, however, that if the Recipient’s termination due to death occurs during the one-month period following the Grant Date, the RSUs and the corresponding Dividend Equivalents shall be forfeited.
3.3Termination of Employment Due to Disability. If, prior to vesting and settlement of the RSUs, the Recipient’s employment or service with the Company and/or its Affiliates is terminated due to his/her Disability and the Company does not have grounds to terminate Recipient’s employment or service for Cause, then the Recipient’s RSUs shall vest and be settled in a number of shares of Stock based on the Company’s cumulative performance achievement during the performance period and through the most recent fiscal quarter end and not to exceed 100% payout if such termination due to Disability occurs prior to the end of the performance period (pro-rated based on (A) the number of full months of the Recipient’s employment from the beginning of the performance period through the date of termination due to Disability divided by (B) the total number of months in the performance period) and the remaining RSUs and the corresponding Dividend Equivalents shall be forfeited; provided, however, that if the Recipient’s termination due to Disability occurs during the one-month period following the Grant Date, all of the RSUs and the corresponding Dividend Equivalents shall be forfeited.
4.Restrictions on Transfer. The RSUs (including, without limitation, the corresponding Dividend Equivalents) may not be assigned or transferred (by operation of law or otherwise) except by will or the laws of descent and distribution.
5.Withholding Obligations.
5.1At the time Recipient becomes entitled to receive a distribution of shares of Stock upon vesting of RSUs, Recipient authorizes the Company, at Company’s sole discretion, to withhold from fully vested shares of Stock otherwise issuable to Recipient pursuant to such RSUs a number of shares of Stock having a Market Value, as determined by the Company as of the first business day immediately preceding the vesting date, equal to the withholding tax obligation in respect of the shares of Stock otherwise issuable to Recipient (the “Share Withholding Method”).
5.2Should Recipient become entitled to receive a distribution of shares of Stock upon vesting of RSUs at a time when the Share Withholding Method is not being utilized by the Company, Recipient authorizes the delivery of the shares of Stock to the Company’s designated broker with instructions to (i) sell shares of Stock sufficient to satisfy the applicable withholding taxes which arise in connection with such distribution, and (ii) remit the proceeds of such sale to the Company (“Sale to Cover”). In the event the sale proceeds are insufficient to fully satisfy the applicable withholding taxes, Recipient authorizes withholding from payroll and any other amounts payable to Recipient, in the same calendar year, and otherwise agrees to make adequate provision through the submission of cash, a check or its equivalent for any sums required to satisfy the applicable withholding taxes.

Recipient is not aware of any material nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the designated broker from conducting sales as provided herein, does not have, and will not attempt to exercise, authority, influence or control over any sales of shares of Stock effected pursuant to this Section 5.2, and is entering into this Section 5.2 of the Agreement in good faith and not as part of a plan or scheme to evade compliance with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (regarding trading of the Company’s securities on the basis of material nonpublic information). It is the intent of the parties that the Sale to Cover transactions pursuant to this Section 5.2 comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange

Act, and the Agreement will be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

5.3Unless the withholding tax obligations of the Company and/or any Affiliate thereof are satisfied, the Company shall have no obligation to deliver any shares of Stock on the Recipient’s behalf upon vesting of RSUs or make any cash payments for settlement of Dividend Equivalents.
6.Miscellaneous.
6.1Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Recipient.
6.2No Special Service Rights. Nothing contained in this Agreement shall confer upon the Recipient any right with respect to the continuation of his or her employment or service with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the Recipient’s employment or service with the Company and/or its Affiliates.
6.3Entire Agreement; Counterparts. This Agreement, including the Plan, constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.
6.4Tax Consequences.The Company makes no representation or warranty as to the tax treatment to the Recipient of receipt of these RSUs or the corresponding Dividend Equivalents, and does not warrant to the Recipient that all compensation paid or delivered to him or her for his or her services will be exempt from, or paid in compliance with, Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. The Recipient should rely on his or her own tax advisors for all such advice.
6.5Community Property. To the extent the Recipient resides in a jurisdiction in which community property rules apply, without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Recipient shall be treated as agent and attorney-in-fact for that interest held or claimed by the Recipient’s spouse with respect to these RSUs and the parties hereto shall act in all matters as if the Recipient was the sole owner of these RSUs. This appointment is coupled with an interest and is irrevocable.
7.Receipt of Plan. The RSUs and the corresponding Dividend Equivalents were awarded under the Plan, to which this Agreement is subject in all respects, including without limitation the adjustment and tax withholding provisions therein. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed thereto in the Plan. The Recipient has reviewed and understands the Plan and this Agreement in their entirety, and has had an opportunity to obtain the advice of counsel prior to executing this Agreement. The Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.

IN WITNESS WHEREOF, the Recipient and the Company have entered into this Agreement as of the Grant Date.

PENNYMAC FINANCIAL SERVICES, INC.

By:

Name:

Title:

Address:

The Recipient:

By:

Name:

Title:

Address:

EXHIBIT A

PFSI 2022 Equity Incentive Plan Performance Objectives 2025

	Component	Comments	Target	% of Total
Award Components	1. PFSI Return on Equity (ROE)	ROE is the amount of net income returned as an annualized percentage of average month-end equity. ROE measures a company’s proﬁtability by revealing how much proﬁt a company generates with the money equity holders have invested, including proﬁts retained by the company. ROE = Net Income ÷ Average Month- End Equity ÷ Years in Measurement Period. The performance measurement period will be 1/1/2025 through 12/31/2027.		100%
	2. PFSI Leverage Ratio	Leverage Ratio is the average of the ratio at the end of each month of the performance measurement period of the amount of (a) total recourse indebtedness outstanding to (b) total equity.		Multiplier
	3. Individual Eﬀectiveness	Award “modiﬁer” based on individual overall achievement of goals for the three grant period years.	4 On Track	Multiplier

Pay-Out Scale for Component 1	Achievement	Factor

Multiplier Scale for Component 2	Achievement	Factor

Multiplier Scale for Component 3	Rating	Factor	Description
On Track
Needs Improvement
Falling Short
Unsatisfactory